FOR IMMEDIATE RELEASE	Contact:	Peter J. Cunningham
First Vice President
Investor Relations
516-327-7877
ir@astoriafederal.com

ASTORIA FINANCIAL CORPORATION ANNOUNCES SECOND QUARTER
EARNINGS PER SHARE (“EPS”) OF $0.17, OPERATING EPS OF $0.19

Quarterly Cash Dividend of $0.13 Per Share Declared

Lake Success, New York – July 21, 2010 – Astoria Financial Corporation (NYSE: AF) (“Astoria”, the “Company”), the holding company for Astoria Federal Savings and Loan Association (“Astoria Federal”), today reported net income of $15.5 million, or $0.17 EPS, for the quarter ended June 30, 2010, compared to $2.7 million, or $0.03 EPS, for the comparable 2009 period.  For the six months ended June 30, 2010, net income totaled $28.5 million, or $0.30 EPS, compared to $11.5 million, or $0.12 EPS, for the comparable 2009 period.  Included in the 2010 second quarter and six month results are net charges totaling $3.2 million (or $2.1 million, or $0.02 per share, after-tax), which are not routine to our core operations and are excluded from operating income and operating EPS. For further details and a reconciliation of GAAP and non-GAAP measures, please refer to the “Reconciliation of GAAP Measures to non-GAAP Measures” tables included in this release.

Operating income and operating EPS for the quarter and six months ended June 30, 2010 totaled $17.6 million, or $0.19, and $30.6 million, or $0.33, respectively, compared to $10.1 million, or $0.11, and $22.4 million, or $0.24, respectively, for the comparable 2009 periods.

Commenting on the second quarter results, George L. Engelke, Jr., Chairman and Chief Executive Officer of Astoria, stated, “I am pleased to report continued earnings improvement in the 2010 second quarter, a significant achievement considering our balance sheet contracted during the quarter.  The improvement is due, primarily, to lower credit costs. ”

Board Declares Quarterly Cash Dividend of $0.13 Per Share

The Board of Directors of the Company, at their July 21, 2010 meeting, declared a quarterly cash dividend of $0.13 per common share.  The dividend is payable on September 1, 2010 to shareholders of record as of August 16, 2010.  This is the sixty-first consecutive quarterly cash dividend declared by the Company.

Second Quarter and Six Month Earnings Summary

Net interest income for the quarter ended June 30, 2010 increased to $111.9 million from $109.1 million for the 2009 second quarter. For the six months ended June 30, 2010, net interest income increased to $226.3 million from $220.7 million for the comparable 2009 period.

The net interest margin for the quarter ended June 30, 2010 was 2.37%, two basis points lower than the previous quarter and 21 basis points higher than 2.16% for the 2009 second quarter.  The linked quarter decrease was due to the effect of one extra day of interest expense and the extension of borrowings in the 2010 second quarter.  During the 2010 second quarter $325 million of borrowings were extended with an average maturity of 3.3 years and a weighted average rate of 1.93% which resulted in excess liquidity at quarter-end pending the deployment of the proceeds.  The year-over-year increase in the margin was due to the cost of interest-bearing liabilities declining more rapidly than the yield on interest-earning assets.

For the six months ended June 30, 2010, the net interest margin increased 22 basis points to 2.38% from 2.16% for the comparable 2009 period.

For the quarter ended June 30, 2010, a $35.0 million provision for loan losses was recorded, $10.0 million lower than the $45.0 million provision for the previous quarter and $15.0 million lower than the provision for the 2009 second quarter.  For the six months ended June 30, 2010, the provision for loan losses totaled $80.0 million, $20.0 million lower than the provision for the comparable 2009 period.  Mr. Engelke noted, “The lower provision for loan losses recognizes the stabilization in our asset quality and the improvement in the economy in general.  We remain cautiously optimistic that these trends will continue.”

Non-interest income for the quarter ended June 30, 2010 totaled $23.2 million compared to $20.4 million for the 2009 second quarter.  Non-interest income for the quarter ended June 30, 2010, excluding the previously announced goodwill litigation settlement, partially offset by a write-down of premises and equipment, totaled $18.5 million compared to $22.0 million for the 2009 second quarter, excluding a write-down of premises and equipment.  This decrease is due to lower mortgage banking fee income, net, and lower customer service fees.

Non-interest income for the six months ended June 30, 2010 totaled $41.9 million compared to $36.4 million for the comparable 2009 period.  For the six months ended June 30, 2010, non-interest income, excluding the aforementioned items, totaled $37.2 million compared to $43.3 million for the comparable 2009 period, excluding a write-down of premises and equipment and an other-than-temporary impairment write-down of Freddie Mac securities.  This decrease is due primarily to lower customer service fees, the absence of security gains in the 2010 six month period and lower mortgage banking fee income, net.

General and administrative (“G&A”) expense for the quarter and six months ended June 30, 2010 totaled $75.8 million and $144.1 million, respectively, compared to $76.0 million and $140.0 million, respectively, for the comparable 2009 periods.  Excluding the recently announced McAnaney litigation settlement, G&A expense for the quarter and six months ended June 30, 2010 totaled $68.0 million and $136.2 million, respectively, compared to $66.2 million and $130.1 million, respectively, for the 2009 second quarter and six months, excluding the FDIC special assessment.  The six month increase is primarily due to increased compensation and benefits expense and higher FDIC insurance premiums.

For further details and a reconciliation of GAAP measures to non-GAAP measures, please refer to the “Reconciliation of GAAP Measures to non-GAAP Measures” tables included in this release.

Balance Sheet Summary

Total assets decreased $391.0 million from the previous quarter and $582.2 million from December 31, 2009 and totaled $19.7 billion at June 30, 2010.  The loan portfolio declined $271.5 million from the previous quarter and $414.4 million from December 31, 2009 and totaled $15.4 billion at June 30, 2010.  The one-to-four family portfolio totaled $11.7 billion at June 30, 2010 compared to $11.8 billion at March 31, 2010 and $11.9 billion at December 31, 2009.  The combined multifamily/commercial real estate portfolio totaled $3.2 billion at June 30, 2010 compared to $3.3 billion at March 31, 2010 and $3.4 billion at December 31, 2009.

For the quarter and six months ended June 30, 2010, one-to-four family loan originations for portfolio totaled $758.5 million and $1.6 billion, respectively, compared to $668.5 million and $1.1 billion, respectively, for the comparable 2009 periods.  This was achieved while maintaining our strict underwriting standards.  The loan-to-value ratio of the one-to-four family loan production for portfolio for the 2010 second quarter and six months each averaged approximately 61% at origination and the loan amount averaged approximately $755,000 and $737,000, respectively.  One-to-four family loan prepayments for the quarter and six months ended June 30, 2010 totaled $748.4 million and $1.5 billion, respectively, compared to $810.1 million and $1.3 billion, respectively, for the comparable 2009 periods.

Deposits decreased $436.4 million from the previous quarter and $563.8 million from December 31, 2009 to $12.2 billion at June 30, 2010.  Importantly, low-cost savings, money market and checking account deposits increased $112.2 million, or 11% annualized, from March 31, 2010 and $192.8 million, or 10% annualized, from December 31, 2009.  The Company continues to focus on lengthening liabilities, both CDs and borrowings, in an effort to reduce future interest rate risk.  During the first half of 2010 approximately $1 billion of CD’s were extended for terms of at least 2 years with a weighted average rate of 2.58% and $525 million of borrowings were extended for an average term of 3.3 years with a weighted average rate of 2.05%.

Stockholders’ equity was $1.2 billion, or 6.24% of total assets at June 30, 2010.  Astoria Federal continues to be designated as well-capitalized with core, tangible, risk-based and Tier 1 risk-based capital ratios of 7.15%, 7.15%, 13.47% and 12.21%, respectively, at June 30, 2010.

Asset Quality

Non-performing loans (“NPL”), including troubled debt restructurings (“TDR”) of $51.8 million, totaled $415.1 million, or 2.11% of total assets at June 30, 2010, a decrease of $4.0 million from the previous quarter.  During the 2010 second quarter, $31.6 million of NPLs were either sold or classified as held-for-sale.  At June 30, 2010, one-to-four family NPLs totaled $350.6 million, multi-family/CRE/construction NPLs totaled $59.2 million and consumer and other NPLs totaled $5.3 million compared to $349.5 million, $64.7 million and $4.9 million, respectively, at March 31, 2010.  Important to note, of the $350.6 million of non-performing one-to-four family loans, $245.4 million, or 70%, represent residential loans which, at 180 days delinquent and annually thereafter, were reviewed and charged-off, as needed, to the estimated fair value of the underlying collateral at such time, less estimated selling costs.

The comparative table below illustrates loan migration from 30 days delinquent to 90+ days delinquent:

(In millions)	30-59 Days Past Due	60-89 Days Past Due	Combined 30-89 Days Past Due	Change from Previous Quarter	90 + Days Past Due (NPL)	Total 30-90+ Days Past Due
At June 30, 2009	$210.5	$109.7	$320.2	$(1.4)	$360.0	$680.2
At Sept. 30, 2009	$197.6	$75.9	$273.5	$(46.7)	$408.5	$682.0
At Dec. 31, 2009	$212.9	$76.3	$289.2	$15.7	$408.6	$697.8
At March 31, 2010	$185.6	$82.7	$268.3	$(20.9)	$419.1	$687.4
At June 30, 2010	$230.9	$77.5	$308.4	$40.1	$415.1	$723.5

The following table details, as of June 30, 2010, the ten largest concentrations by state of one-to-four family loans and the respective non-performing loan totals in those states.  More comprehensive state details are included in the “One-to-Four Family Residential Loan Portfolio-Geographic Analysis” table included in this release.

($ in millions) State	Total 1-4 Family Loans	% of Total 1-4 Family Portfolio	Total 1-4 Family NPLs	NPLs as % of State Total
New York	$3,157.5	27.0%	$44.2	1.40%
Illinois	$1,463.3	12.5%	$51.6	3.53%
Connecticut	$1,114.3	9.5%	$29.6	2.66%
California	$975.6	8.3%	$45.3	4.64%
New Jersey	$878.8	7.5%	$49.6	5.64%
Massachusetts	$831.3	7.1%	$14.6	1.76%
Virginia	$738.4	6.3%	$20.5	2.78%
Maryland	$721.9	6.2%	$39.8	5.51%
Washington	$350.3	3.0%	$2.4	0.69%
Florida	$246.4	2.1%	$26.2	10.63%
Top 10 States	$10,477.8	89.5%	$323.8	3.09%
All other states (1)	$1,231.2	10.5%	$26.8	2.18%
Total 1-4 Family Portfolio	$11,709.0	100%	$350.6	2.99%
(1)  Includes 28 states and Washington, D.C.

Net loan charge-offs for the quarter ended June 30, 2010 totaled $34.7 million (including $20.1 million of one-to-four family loans and $12.6 million of multi-family/CRE loans) compared to $28.3 million (including $17.4 million of one-to-four family loans and $10.6 million of multi-family/CRE loans) for the 2010 first quarter.  Included in the $20.1 million of one-to-four family loan charge-offs are $14.7 million of charge-offs on $73.2 million of non-performing loans which, at 180 days delinquent or annually thereafter, were reviewed and adjusted, as needed, to the estimated fair value of the underlying collateral less selling costs.

 “While we expect non-performing loan levels may remain elevated for some time as we work through the foreclosure process, it is important to note that the loss potential remaining has been greatly reduced as a result of our having already reviewed, marked down, and charged-off as necessary, 70% of the residential non-performing loans to their adjusted fair value less selling costs,” Mr. Engelke noted.

Selected Asset Quality Metrics
(at or for the three months ended June 30, 2010)

($ in millions)	1-4 Family		Multi- family		CRE	Construction	Consumer & Other		Total
Loan portfolio balance	$11,709.0		$2,397.2		$820.9	$16.7	$323.5	(1)	$15,366.3	(2)
Non-performing loans	$350.6	(3)	$52.1	(4)	$1.6	$5.5	$5.3		$415.1	(3)
NPLs/total loans	2.28%		0.34%		0.01%	0.04%	0.03%		2.70%
Net charge-offs 2Q10	$20.1		$11.1		$1.5	$1.5	$0.5		$34.7
Net charge-offs YTD	$37.5		$17.4		$5.8	$1.5	$0.9		$63.1
(1)  Includes home equity loans of $295.8 million
(2)  Includes $99.1 million of net unamortized premiums and deferred loan costs
(3)  Includes $245.4 million reviewed and adjusted, as needed, at 180 days delinquent and annually thereafter
(4)  Includes $18.6 million of TDRs performing in accordance with their modified terms

Future Outlook

Commenting on the outlook for 2010, Mr. Engelke stated, “With the national economic recovery underway, and despite the fact that the pace appears to be moderating and the housing market remains soft, the long-term outlook for our credit quality is improving.  This should translate into lower credit costs and further improvement in our financial performance.  In terms of loan and balance sheet growth, as long as the U.S. government continues to subsidize the residential mortgage market with programs designed to keep 30-year fixed-rate conforming loans below normal market rate levels, coupled with expanded conforming loan limits in many of the markets we operate in, we do not anticipate our loan production increasing at this time which, more than likely, will result in a slightly smaller loan portfolio and balance sheet.”

Earnings Conference Call July 22, 2010 at 10:00 a.m. (ET)
The Company, as previously announced, indicated that Mr. Engelke will host an earnings conference call Thursday morning, July 22, 2010 at 10:00 a.m. (ET).   The toll-free dial-in number is (888) 562-3356, ID# 83093432.  A telephone replay will be available on July 22, 2010 from 1:00 p.m. (ET) through midnight July 31, 2010 (ET).   The replay number is (800) 642-1687, ID#: 83093432.  The conference call will also be simultaneously webcast on the Company’s website www.astoriafederal.com and archived for one year.

Astoria Financial Corporation, with assets of $19.7 billion, is the holding company for Astoria Federal Savings and Loan Association.  Established in 1888, Astoria Federal, with deposits in New York totaling $12.2 billion, is the largest thrift depository in New York and embraces its philosophy of “Putting people first” by providing the customers and local communities it serves with quality financial products and services through 85 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com.  Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states.  Astoria Federal originates mortgage loans through its banking and loan production offices in New York, an extensive broker network covering sixteen states, primarily along the East Coast, and the District of Columbia, and through correspondent relationships covering seventeen states and the District of Columbia.

Forward Looking Statements

This document contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management’s experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances.  These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all of the areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes may adversely affect our business; applicable technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

 Tables Follow

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In Thousands, Except Share Data)
	At	At
	June 30,	December 31,
	2010	2009
ASSETS
Cash and due from banks	$319,997	$71,540
Repurchase agreements	41,900	40,030
Securities available-for-sale	728,616	860,694
Securities held-to-maturity
(fair value of $2,069,935 and $2,367,520, respectively)	2,008,109	2,317,885
Federal Home Loan Bank of New York stock, at cost	185,768	178,929
Loans held-for-sale, net	34,859	34,274
Loans receivable:
Mortgage loans, net	15,039,766	15,447,115
Consumer and other loans, net	326,561	333,607
	15,366,327	15,780,722
Allowance for loan losses	(210,999)	(194,049)
Total loans receivable, net	15,155,328	15,586,673
Mortgage servicing rights, net	8,649	8,850
Accrued interest receivable	65,653	66,121
Premises and equipment, net	133,765	136,195
Goodwill	185,151	185,151
Bank owned life insurance	406,087	401,735
Real estate owned, net	54,428	46,220
Other assets	341,688	317,882

TOTAL ASSETS	$19,669,998	$20,252,179

LIABILITIES
Deposits	$12,248,441	$12,812,238
Reverse repurchase agreements	2,200,000	2,500,000
Federal Home Loan Bank of New York advances	3,235,000	3,000,000
Other borrowings, net	378,019	377,834
Mortgage escrow funds	131,578	114,036
Accrued expenses and other liabilities	249,915	239,457

TOTAL LIABILITIES	18,442,953	19,043,565

STOCKHOLDERS' EQUITY
Preferred stock, $1.00 par value; (5,000,000 shares authorized;
none issued and outstanding)	-	-
Common stock, $.01 par value; (200,000,000 shares authorized;
166,494,888 shares issued; and 97,891,753 and 97,083,607 shares
outstanding, respectively)	1,665	1,665
Additional paid-in capital	855,352	857,662
Retained earnings	1,827,098	1,829,199
Treasury stock (68,603,135 and 69,411,281 shares, at cost, respectively)	(1,417,661)	(1,434,362)
Accumulated other comprehensive loss	(25,092)	(29,779)
Unallocated common stock held by ESOP
(3,907,866 and 4,304,635 shares, respectively)	(14,317)	(15,771)

TOTAL STOCKHOLDERS' EQUITY	1,227,045	1,208,614

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$19,669,998	$20,252,179

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share Data)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Interest income:
Mortgage loans:
One-to-four family	$136,750	$154,547	$277,704	$317,487
Multi-family, commercial real estate and construction	49,598	55,978	100,723	112,592
Consumer and other loans	2,668	2,657	5,319	5,335
Mortgage-backed and other securities	29,636	37,223	60,983	80,327
Repurchase agreements and interest-earning cash accounts	54	215	69	231
Federal Home Loan Bank of New York stock	1,921	2,677	4,417	4,363
Total interest income	220,627	253,297	449,215	520,335
Interest expense:
Deposits	49,496	81,961	103,038	172,721
Borrowings	59,182	62,282	119,876	126,883
Total interest expense	108,678	144,243	222,914	299,604

Net interest income	111,949	109,054	226,301	220,731
Provision for loan losses	35,000	50,000	80,000	100,000
Net interest income after provision for loan losses	76,949	59,054	146,301	120,731
Non-interest income:
Customer service fees	13,372	14,240	26,665	29,079
Other loan fees	866	939	1,572	1,878
Gain on sales of securities	-	-	-	2,112
Other-than-temporary impairment write-down of securities	-	-	-	(5,300)
Mortgage banking income, net	600	3,383	2,157	3,879
Income from bank owned life insurance	2,376	2,468	4,352	4,447
Other	5,958	(600)	7,118	277
Total non-interest income	23,172	20,430	41,864	36,372
Non-interest expense:
General and administrative:
Compensation and benefits	34,634	33,363	69,885	67,363
Occupancy, equipment and systems	16,637	16,065	33,086	32,396
Federal deposit insurance premiums	6,616	6,899	13,213	10,804
Federal deposit insurance special assessment	-	9,851	-	9,851
Advertising	994	1,221	2,814	2,780
Other	16,947	8,622	25,089	16,788

Total non-interest expense	75,828	76,021	144,087	139,982

Income before income tax expense	24,293	3,463	44,078	17,121
Income tax expense	8,747	763	15,606	5,625

Net income	$15,546	$2,700	$28,472	$11,496

Basic earnings per common share	$0.17	$0.03	$0.30	$0.12

Diluted earnings per common share	$0.17	$0.03	$0.30	$0.12

Basic weighted average common shares	91,621,997	90,525,669	91,541,675	90,370,279
Diluted weighted average common and common
equivalent shares	91,621,997	90,525,669	91,541,742	90,370,400

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Three Months Ended June 30,
			2010				2009
				Average				Average
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
				(Annualized)				(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
One-to-four family	$11,891,353		$136,750	4.60%	$12,143,060		$154,547	5.09%
Multi-family, commercial real
estate and construction	3,332,007		49,598	5.95	3,745,255		55,978	5.98
Consumer and other loans (1)	328,613		2,668	3.25	337,085		2,657	3.15
Total loans	15,551,973		189,016	4.86	16,225,400		213,182	5.26
Mortgage-backed and other securities (2)	3,003,555		29,636	3.95	3,389,962		37,223	4.39
Repurchase agreements and
interest-earning cash accounts	127,810		54	0.17	373,430		215	0.23
Federal Home Loan Bank stock	174,339		1,921	4.41	178,107		2,677	6.01
Total interest-earning assets	18,857,677		220,627	4.68	20,166,899		253,297	5.02
Goodwill	185,151				185,151
Other non-interest-earning assets	852,970				864,792
Total assets	$19,895,798				$21,216,842

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Savings	$2,150,272		2,167	0.40	$1,927,125		1,945	0.40
Money market	337,851		374	0.44	317,167		607	0.77
NOW and demand deposit	1,684,022		271	0.06	1,550,791		269	0.07
Liquid certificates of deposit	622,381		769	0.49	943,623		2,956	1.25
Total core deposits	4,794,526		3,581	0.30	4,738,706		5,777	0.49
Certificates of deposit	7,732,442		45,915	2.38	8,822,247		76,184	3.45
Total deposits	12,526,968		49,496	1.58	13,560,953		81,961	2.42
Borrowings	5,727,065		59,182	4.13	5,969,501		62,282	4.17
Total interest-bearing liabilities	18,254,033		108,678	2.38	19,530,454		144,243	2.95
Non-interest-bearing liabilities	421,163				485,819
Total liabilities	18,675,196				20,016,273
Stockholders' equity	1,220,602				1,200,569
Total liabilities and stockholders' equity	$19,895,798				$21,216,842

Net interest income/net interest
rate spread (3)			$111,949	2.30%			$109,054	2.07%
Net interest-earning assets/net
interest margin (4)	$603,644			2.37%	$636,445			2.16%
Ratio of interest-earning assets
to interest-bearing liabilities	1.03	x			1.03	x

(1)	Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2)	Securities available-for-sale are included at average amortized cost.
(3)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of averageinterest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCE SHEETS
(Dollars in Thousands)

	For the Six Months Ended June 30,
			2010				2009
				Average				Average
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost	Balance		Interest	Cost
				(Annualized)				(Annualized)
Assets:
Interest-earning assets:
Mortgage loans (1):
One-to-four family	$11,947,176		$277,704	4.65%	$12,257,408		$317,487	5.18%
Multi-family, commercial real
estate and construction	3,379,096		100,723	5.96	3,803,712		112,592	5.92
Consumer and other loans (1)	330,474		5,319	3.22	338,727		5,335	3.15
Total loans	15,656,746		383,746	4.90	16,399,847		435,414	5.31
Mortgage-backed and other securities (2)	3,071,338		60,983	3.97	3,635,847		80,327	4.42
Repurchase agreements and
interest-earning cash accounts	104,714		69	0.13	233,408		231	0.20
Federal Home Loan Bank stock	178,784		4,417	4.94	185,954		4,363	4.69
Total interest-earning assets	19,011,582		449,215	4.73	20,455,056		520,335	5.09
Goodwill	185,151				185,151
Other non-interest-earning assets	874,848				827,412
Total assets	$20,071,581				$21,467,619

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Savings	$2,110,242		4,232	0.40	$1,888,572		3,792	0.40
Money market	333,447		732	0.44	306,082		1,286	0.84
NOW and demand deposit	1,650,178		528	0.06	1,510,098		547	0.07
Liquid certificates of deposit	647,369		1,592	0.49	961,573		7,933	1.65
Total core deposits	4,741,236		7,084	0.30	4,666,325		13,558	0.58
Certificates of deposit	7,858,888		95,954	2.44	8,910,252		159,163	3.57
Total deposits	12,600,124		103,038	1.64	13,576,577		172,721	2.54
Borrowings	5,834,163		119,876	4.11	6,248,305		126,883	4.06
Total interest-bearing liabilities	18,434,287		222,914	2.42	19,824,882		299,604	3.02
Non-interest-bearing liabilities	421,905				448,195
Total liabilities	18,856,192				20,273,077
Stockholders' equity	1,215,389				1,194,542
Total liabilities and stockholders' equity	$20,071,581				$21,467,619

Net interest income/net interest
rate spread (3)			$226,301	2.31%			$220,731	2.07%
Net interest-earning assets/net
interest margin (4)	$577,295			2.38%	$630,174			2.16%
Ratio of interest-earning assets
to interest-bearing liabilities	1.03	x			1.03	x

(1)	Mortgage loans and consumer and other loans include loans held-for-sale and non-performing loans and exclude the allowance for loan losses.
(2)	Securities available-for-sale are included at average amortized cost.
(3)	Net interest rate spread represents the difference between the average yield on average interest-earning assets and the average cost of average interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest-earning assets.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

SELECTED FINANCIAL RATIOS AND OTHER DATA

	For the		At or For the
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Selected Returns and Financial Ratios (annualized)
Return on average stockholders' equity	5.09%	0.90%	4.69%	1.92%
Return on average tangible stockholders' equity (1)	6.01	1.06	5.53	2.28
Return on average assets	0.31	0.05	0.28	0.11
General and administrative expense to average assets	1.52	1.43	1.44	1.30
Efficiency ratio (2)	56.12	58.71	53.73	54.45
Net interest rate spread	2.30	2.07	2.31	2.07
Net interest margin	2.37	2.16	2.38	2.16

Selected Non-GAAP Returns and Financial Ratios (annualized) (3)
Non-GAAP return on average stockholders' equity	5.78%	3.38%	5.03%	3.75%
Non-GAAP return on average tangible stockholders' equity (1)	6.81	3.99	5.93	4.43
Non-GAAP return on average assets	0.35	0.19	0.30	0.21
Non-GAAP general and administrative expense to average assets	1.37	1.25	1.36	1.21
Non-GAAP efficiency ratio (2)	52.10	50.48	51.70	49.29

Asset Quality Data (dollars in thousands)
Non-performing assets (4)			$469,533	$391,945
Non-performing loans (4)			415,105	360,002
Loans delinquent 90 days or more and still accruing interest			455	4,660
Non-accrual loans			414,650	355,342
Loans 60-89 days delinquent			77,468	109,749
Loans 30-59 days delinquent			230,914	210,468
Net charge-offs	$34,749	$38,916	63,050	58,758

Non-performing loans/total loans			2.70%	2.25%
Non-performing loans/total assets			2.11	1.71
Non-performing assets/total assets			2.39	1.86
Allowance for loan losses/non-performing loans			50.83	44.52
Allowance for loan losses/non-accrual loans			50.89	45.10
Allowance for loan losses/total loans			1.37	1.00
Net charge-offs to average loans outstanding (annualized)	0.89%	0.96%	0.81	0.72

Capital Ratios (Astoria Federal)
Tangible			7.15%	6.62%
Core			7.15	6.62
Risk-based			13.47	12.73
Tier 1 risk-based			12.21	11.46

Other Data
Cash dividends paid per common share	$0.13	$0.13	$0.26	$0.26
Book value per share (5)			13.06	12.96
Tangible book value per share (6)			11.09	10.95
Tangible stockholders' equity/tangible assets (1) (7)			5.35%	4.84%
Mortgage loans serviced for others (in thousands)			$1,412,836	$1,273,689
Full time equivalent employees			1,565	1,585

(1)	Tangible stockholders' equity represents stockholders' equity less goodwill.
(2)	Efficiency ratio represents general and administrative expense divided by the sum of net interest income plus non-interest income.
(3)	See page 13 for a reconciliation of GAAP measures to non-GAAP measures for the three and six months ended June 30, 2010 and 2009.
(4)
Non-performing assets and non-performing loans include, but are not limited to, one-to-four family mortgage loans which at 180 days past due and annually thereafter we obtained an estimate of collateral value and charged-off any portion of the loan in excess of the estimated collateral value less estimated selling costs.

(5)	Book value per share represents stockholders' equity divided by outstanding shares, excluding unallocated Employee Stock Ownership Plan, or ESOP, shares.
(6)	Tangible book value per share represents stockholders' equity less goodwill divided by outstanding shares, excluding unallocated ESOP shares.
(7)	Tangible assets represent assets less goodwill.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

END OF PERIOD BALANCES AND RATES
(Dollars in Thousands)

	At June 30, 2010		At March 31, 2010		At June 30, 2009
		Weighted		Weighted		Weighted
		Average		Average		Average
	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)
Selected interest-earning assets:
Mortgage loans, gross (2):
One-to-four family	$11,358,339	4.99%	$11,496,971	5.11%	$11,607,171	5.51%
Multi-family, commercial real estate
and construction	3,175,604	6.04	3,297,433	6.03	3,568,594	6.00
Mortgage-backed and other securities (3)	2,736,725	4.11	3,170,765	4.00	3,511,940	4.17

Interest-bearing liabilities:
Savings	2,183,350	0.40	2,110,356	0.40	1,942,933	0.40
Money market	337,455	0.45	331,362	0.44	321,005	0.64
NOW and demand deposit	1,687,163	0.06	1,654,089	0.06	1,558,429	0.06
Liquid certificates of deposit	607,853	0.50	644,787	0.50	904,283	0.95
Total core deposits	4,815,821	0.30	4,740,594	0.30	4,726,650	0.41
Certificates of deposit	7,432,620	2.34	7,944,241	2.44	8,883,531	3.31
Total deposits	12,248,441	1.54	12,684,835	1.64	13,610,181	2.30
Borrowings, net	5,813,019	4.02	5,761,927	4.08	5,887,573	4.25

(1)
Weighted average rates represent stated or coupon interest rates excluding the effect of yield adjustments for premiums, discounts and deferred loan origination fees and costs and the impact of prepayment penalties.

(2)	Mortgage loans exclude loans held-for-sale and non-performing loans.
(3)	Securities available-for-sale are reported at fair value and securities held-to-maturity are reported at amortized cost.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(In Thousands, Except Per Share Data)

Income and expense and related financial ratios determined in accordance with GAAP (GAAP measures) excluding the adjustments detailed in the following tables (non-GAAP measures) provide a meaningful comparison for effectively evaluating Astoria's operating results.

	For the Three Months Ended
	June 30, 2010				June 30, 2009
	GAAP	Adjustments (1)	Non-GAAP		GAAP	Adjustments (2)	Non-GAAP

Net interest income	$111,949	$-	$111,949		$109,054	$-	$109,054
Provision for loan losses	35,000	-	35,000		50,000	-	50,000

Net interest income after provision for loan losses	76,949	-	76,949		59,054	-	59,054
Non-interest income	23,172	(4,635)	18,537		20,430	1,588	22,018
Non-interest expense (general and administrative expense)	75,828	(7,850)	67,978		76,021	(9,851)	66,170

Income before income tax expense	24,293	3,215	27,508		3,463	11,439	14,902
Income tax expense	8,747	1,133	9,880		763	4,004	4,767

Net income (3)	$15,546	$2,082	$17,628		$2,700	$7,435	$10,135

Basic earnings per common share (3)	$0.17	$0.02	$0.19		$0.03	$0.08	$0.11

Diluted earnings per common share (3)	$0.17	$0.02	$0.19		$0.03	$0.08	$0.11

	For the Six Months Ended
	June 30, 2010				June 30, 2009
	GAAP	Adjustments (1)	Non-GAAP		GAAP	Adjustments (2)	Non-GAAP

Net interest income	$226,301	$-	$226,301		$220,731	$-	$220,731
Provision for loan losses	80,000	-	80,000		100,000	-	100,000

Net interest income after provision for loan losses	146,301	-	146,301		120,731	-	120,731
Non-interest income	41,864	(4,635)	37,229		36,372	6,888	43,260
Non-interest expense (general and administrative expense)	144,087	(7,850)	136,237		139,982	(9,851)	130,131

Income before income tax expense	44,078	3,215	47,293		17,121	16,739	33,860
Income tax expense	15,606	1,133	16,739		5,625	5,859	11,484

Net income (3)	$28,472	$2,082	$30,554		$11,496	$10,880	$22,376

Basic earnings per common share (3)	$0.30	$0.02	$0.33	(4)	$0.12	$0.12	$0.24

Diluted earnings per common share (3)	$0.30	$0.02	$0.33	(4)	$0.12	$0.12	$0.24

Non-GAAP returns are calculated substituting non-GAAP net income for net income in the corresponding ratio calculation, while the non-GAAP general and administrative expense to average assets ratio substitutes non-GAAP general and administrative expense (non-GAAP non-interest expense) for general and administrative expense (non-interest expense) in the corresponding ratio calculation.  Similarly, the non-GAAP efficiency ratio substitutes non-GAAP non-interest income and non-GAAP general and administrative expense for non-interest income and general and administrative expense in the corresponding ratio calculation.

(1)
Non-interest income adjustments relate to the $6.2 million Goodwill Litigation settlement, partially offset by the $1.5 million impairment write-down of premises and equipment.  Non-interest expense adjustments relate to the $7.9 million McAnaney Litigation settlement.

(2)
Non-interest income adjustments relate to the $1.6 million lower of cost or market write-down of premises and equipment held-for-sale recorded in the 2009 second quarter and the $5.3 million other-than-temporary impairment write-down of securities charge recorded in the 2009 first quarter. Non-interest expense adjustments relate to the federal deposit insurance special assessment recorded in the 2009 second quarter.

(3)	Non-GAAP net income and non-GAAP EPS are also referred to as operating income and operating EPS throughout this release.
(4)	Figures do not cross foot due to rounding.

ASTORIA FINANCIAL CORPORATION AND SUBSIDIARIES

One-to-Four Family Residential Loan Portfolio - Geographic Analysis
(Dollars in millions)
	At June 30, 2010
			Non-perfoming loans
State	Total loans	Non-performing loans	as % of total loans
New York
Full Income	$2,839.5	$24.8	0.87%
Alt A < 70% LTV	$242.3	$9.7	4.00%
Alt A 70%-80% LTV	$75.7	$9.7	12.81%
State Total	$3,157.5	$44.2	1.40%

Illinois
Full Income	$1,211.8	$19.4	1.60%
Alt A < 70% LTV	$122.9	$13.4	10.90%
Alt A 70%-80% LTV	$128.6	$18.8	14.62%
State Total	$1,463.3	$51.6	3.53%

Connecticut
Full Income	$936.5	$9.7	1.04%
Alt A < 70% LTV	$121.9	$9.8	8.04%
Alt A 70%-80% LTV	$55.9	$10.1	18.07%
State Total	$1,114.3	$29.6	2.66%

California
Full Income	$660.4	$15.6	2.36%
Alt A < 70% LTV	$160.7	$11.3	7.03%
Alt A 70%-80% LTV	$154.5	$18.4	11.91%
State Total	$975.6	$45.3	4.64%

New Jersey
Full Income	$699.0	$27.1	3.88%
Alt A < 70% LTV	$92.7	$7.9	8.52%
Alt A 70%-80% LTV	$87.1	$14.6	16.76%
State Total	$878.8	$49.6	5.64%

Massachusetts
Full Income	$724.5	$6.6	0.91%
Alt A < 70% LTV	$72.0	$3.4	4.72%
Alt A 70%-80% LTV	$34.8	$4.6	13.22%
State Total	$831.3	$14.6	1.76%

Virginia
Full Income	$566.2	$7.2	1.27%
Alt A < 70% LTV	$70.8	$3.8	5.37%
Alt A 70%-80% LTV	$101.4	$9.5	9.37%
State Total	$738.4	$20.5	2.78%

Maryland
Full Income	$560.7	$13.7	2.44%
Alt A < 70% LTV	$75.2	$5.6	7.45%
Alt A 70%-80% LTV	$86.0	$20.5	23.84%
State Total	$721.9	$39.8	5.51%

Washington
Full Income	$340.9	$0.9	0.26%
Alt A < 70% LTV	$6.9	$1.5	21.74%
Alt A 70%-80% LTV	$2.5	$0.0	0.00%
State Total	$350.3	$2.4	0.69%

Florida
Full Income	$166.7	$14.7	8.82%
Alt A < 70% LTV	$47.1	$5.7	12.10%
Alt A 70%-80% LTV	$32.6	$5.8	17.79%
State Total	$246.4	$26.2	10.63%

Other States
Full Income	$1,099.5	$16.8	1.53%
Alt A < 70% LTV	$75.7	$4.1	5.42%
Alt A 70%-80% LTV	$56.0	$5.9	10.54%
Other States Total	$1,231.2	$26.8	2.18%

Total all states
Full Income	$9,805.7	$156.5	1.60%
Alt A < 70% LTV	$1,088.2	$76.2	7.00%
Alt A 70%-80% LTV	$815.1	$117.9	14.46%
Grand total	$11,709.0	$350.6	2.99%

Note: LTVs are based on current principal balances and original appraised values